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                                                                     EXHIBIT 1.2

                                __________ Shares
                   (subject to increase up to _________ shares
                      in the event of an oversubscription)

                         BENJAMIN FRANKLIN BANCORP, INC.
                          (a Massachusetts corporation)

                                  Common Stock
                                 (no par value)

                                AGENCY AGREEMENT

                                ___________, 2005

RYAN BECK & CO.
18 Columbia Turnpike
Florham Park, New Jersey 07932

Ladies and Gentlemen:

      Benjamin Franklin Bancorp, M.H.C. (the "MHC"), a Massachusetts mutual holding company which intends to convert into a Massachusetts business corporation known as Benjamin Franklin Bancorp, Inc., a Massachusetts business corporation (the "Company"), and Benjamin Franklin Bank, a Massachusetts chartered savings bank (the "Bank"), hereby confirm their agreement with Ryan Beck & Co. ("Ryan Beck" or the "Agent") with respect to the offer and sale by the Company of ___________ shares (subject to increase up to _____________ shares in the event of an oversubscription) of the Company's Common Stock, no par value per share (the "Common Stock"). The shares of Common Stock to be sold by the Company are hereinafter called the "Securities." In addition, as described herein, the Company expects to contribute up to 400,000 shares of Common Stock to the Benjamin Franklin Bank Charitable Foundation (the "Foundation"), such shares hereinafter being referred to as the "Foundation Shares."

      The Securities are being offered for sale and the Foundation Shares are being contributed in accordance with the plan of conversion (the "Plan") adopted by the Board of Trustees of the MHC on October 28, 2004, as amended on ________, 2005, pursuant to which the MHC intends to convert from a Massachusetts chartered mutual holding company to a Massachusetts chartered business corporation and stock holding company. Pursuant to the Plan, the Company is offering to certain of the Bank's depositors, the Bank's Tax-Qualified Employee Plan, and each of the Company's and the Bank's directors, trustees, officers and employees who does not have a higher priority, the right to subscribe for the Securities in a subscription offering (the "Subscription Offering"). To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public, with preference given to certain natural persons residing in the Massachusetts counties of Norfolk, Middlesex and Worcester, in a direct community offering (the "Community Offering" and together with the Subscription Offering, as each may be extended or reopened from time to time, the "Subscription and Community Offering") to be commenced concurrently with, during or promptly after the Subscription Offering. It is currently anticipated by the Bank, the MHC and the Company that any

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Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the "Syndicated Community Offering"). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the "Offerings," and the conversion of the MHC from mutual to stock form and the Offerings are hereinafter referred to collectively as the "Conversion." The Securities may be offered to the general public in a public offering (the
"Public Offering") in lieu of or subsequent to the Syndicated Community
Offering. If there is a Public Offering, the Public Offering will be governed by a separate definitive purchase agreement as described in Section 2 hereof. It is acknowledged that the number of Securities to be sold in the Conversion may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term "Securities" shall mean such greater or lesser number, where applicable.

      Simultaneous with the consummation of the Conversion and the Offerings, the Company will acquire Chart Bank, A Cooperative Bank, a Massachusetts chartered stock co-operative bank ("Chart Bank") pursuant to the terms of an Agreement and Plan of Merger dated as of September 1, 2004 (the "Chart Bank Merger Agreement"). Chart Bank will merge with and into the Bank pursuant to the Chart Bank Merger Agreement (the "Chart Bank Merger"). The Chart Bank Merger will be accomplished in accordance with the laws of the Commonwealth of Massachusetts and the United States and applicable regulations of the Commonwealth of Massachusetts, the Federal Deposit Insurance Corporation [and the Board of Governors of the Federal Reserve System] (such laws and the regulations collectively, the "Chart Bank Merger Regulations"). Ryan Beck is serving as financial advisor to Chart Bank in connection with the Chart Bank Merger and has disclosed the engagement to the Company, the MHC and the Bank. Pursuant to the terms of the Chart Bank Merger Agreement, upon consummation of the Chart Bank Merger, each outstanding share of common stock, par value one dollar ($1.00) per share, of Chart Bank ("Chart Bank Common Stock"), will convert into the right to receive the Chart Bank Merger consideration of $30.75 per share of the Chart Bank Common Stock in the form of cash or 3.075 shares of common stock of the Company, subject to proration and allocation proceeds contained in the Chart Bank Merger Agreement. Each holder of an outstanding option to purchase the Chart Bank Common Stock will receive the difference between the applicable exercise price of the option and the $30.75 Chart Bank Merger consideration in the form of cash. The Chart Bank Merger is expected to close simultaneously with consummation of the Conversion. If the Conversion is not completed by July 15, 2005, the Bank may be required to pay a $2.3 million cash payment to Chart Bank.

      The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-1 (No. 333--121154), including a related prospectus, for the registration of the Securities and the Foundation Shares under the Securities Act of 1933, as amended (the "Securities Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the SEC in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the SEC under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the SEC at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

      The Company has also filed with the SEC a registration statement on Form S-4 (File No. 333-121608) (the "S-4 Registration Statement") containing a proxy statement to be used to solicit proxies of the Chart Bank stockholders with respect to the approval of the Chart Bank Merger. The Company has filed such amendments to the S-4 Registration Statement and such amended prospectus, on file with the SEC at the time the S-4 Registration Statement becomes effective is hereinafter called the "S-4 Prospectus," except that if the S-4 Prospectus filed by the Company pursuant to Rule 424(b) of the rules and regulations of the SEC under the 1933 Act Regulations differs from the prospectus on file at the time the Registration Statement becomes effective, the term "S-4 Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) from and after the time such prospectus is filed with or mailed to the SEC for filing.

      Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus to be used in the Subscription and Community Offering. The Prospectus contains information with respect to the Company, the MHC, the Bank and the Common Stock.

      SECTION 1. REPRESENTATIONS AND WARRANTIES.

      (a) The Company, the MHC and the Bank jointly and severally represent and warrant to the Agent as of the date hereof as follows:

            (i) The Registration Statement has been declared effective by the SEC, no stop order has been issued with respect thereto and no proceedings therefore have been initiated or, to the knowledge of the Company, the MHC and the Bank, threatened by the SEC. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. The Prospectus, at the date hereof does not, and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information," which the Company, the MHC and the Bank acknowledge appears only in the second paragraph of the section captioned "The Conversion and The Offering--Plan of Distribution and Marketing Arrangements" of the Prospectus and "The Acquisition of the Chart Bank and the Merger Agreement--Opinion of Financial Advisor" in the S-4 Registration Statement).

            (ii) The Company and the MHC have filed with the Board of Governors of the Federal Reserve System (the "FRB") the MHC's application for approval of its conversion to a Massachusetts chartered stock holding company of the Bank (the "Holding Company Application") on Form FR Y-3 promulgated under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and the regulations promulgated thereunder. The Company has received written notice from the FRB of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC or the Bank, threatened by the FRB. At the date of such approval and at the Closing Time referred to in Section 2, the Holding Company Application complied and will comply in all material respects with the applicable provisions of the BHCA and the regulations promulgated thereunder.

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            (iii) Pursuant to Chapter 167H, Section 9 of Massachusetts General
      Laws and the regulations promulgated thereunder governing the conversion of Massachusetts chartered mutual holding companies to Massachusetts chartered stock holding companies and 209 CMR Part [33.__] et seq. (collectively, the "Offering Regulations"), the MHC has filed an application for conversion with the Massachusetts Commissioner of Banks (the "Commissioner"), including copies of the MHC's Information Statement for Special Meeting of its Corporators, dated _______, 2005, relating to the Conversion (the "Corporator Statement") and the Prospectus (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "Massachusetts Application"). The Commissioner has, by order dated ____________, 2005, approved the Massachusetts Application, such approval remains in full force and effect and no order has been issued by the Commissioner suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC or the Bank, threatened by the Commissioner. At the date of such approval by the Commissioner and at the Closing Time referred to in Section 2, the Massachusetts Application complied and will comply in all material respects with the applicable provisions of the Conversion Regulations.

            (iv) At the time of their use, the Prospectus will comply in all material respects with the applicable provisions of the Conversion Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company, the MHC and the Bank have filed the Prospectus and sales literature with the Commissioner and the FRB. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the Commissioner and the FRB for use in final form.

            (v) None of the SEC, the Commissioner, the FRB or any Blue Sky authority has, by order or otherwise, prevented or suspended the use of the Corporator Statement, Prospectus or any supplemental sales literature authorized by the Company, the MHC or the Bank for use in connection with the Offerings, and no action by or before any such governmental entity to prevent or suspend the use of the Corporator Statement, Prospectus or any supplemental sales literature is, to the best knowledge of the Company, the MHC and the Bank, pending or threatened.

            (vi) At the Closing Time referred to in Section 2, (i) the Company, the MHC and the Bank will have completed the conditions precedent to the Conversion and the Offerings and the establishment of the Foundation in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, the MHC or the Bank by the FRB, the Commissioner or any other regulatory authority or Blue Sky authority, other than those which the regulatory authority permits to be completed after the Conversion; (ii) the Conversion and the Offerings and the establishment of the Foundation will have been effected in the manner described in the Prospectus and in accordance with the Plan, the Conversion Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Conversion and Offering imposed upon the Company, the MHC and the Bank by the FRB, the Commissioner or any other regulatory or Blue Sky authority or any other regulatory authority; and
      (iii) the Company, the MHC and the Bank will have completed the conditions precedent to

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      the Chart Bank Merger in accordance with the Chart Bank Merger Agreement, and all applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Chart Bank Merger imposed upon the parties thereto by any regulatory authority, other than those which the regulatory authority permits to be completed after the effective time of the Chart Bank Merger ("Chart Bank Effective Time").

            (vii) RP Financial, LC. ("RP Financial"), which prepared the valuation of the Company as part of the Conversion, has advised the Company, the MHC and the Bank in writing that it satisfies all requirements for an appraiser set forth in the Conversion Regulations and any interpretations or guidelines issued by the Commissioner with respect thereto.

            (viii) Wolf & Company, P.C., the firm which certified the consolidated financial statements and supporting schedules of the MHC included in the Registration Statement, have advised the Company, the MHC and the Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the "AICPA"), and such accountants are, with respect to the Company, the MHC, the Bank and each of the Subsidiaries (as hereinafter defined), independent certified public accountants as required by the Securities Act and the Securities Act Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). Wolf & Company, P.C., the firm which certified the consolidated financial statements and supporting schedules of Chart Bank included in the Registration Statement, have advised the Company, the MHC and the Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the AICPA, and such accountants are, with respect to Chart Bank, independent certified public accountants as required by the Securities Act and the Securities Act Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

            (ix) The only direct and indirect subsidiaries of the Company, the MHC or the Bank (other than the Bank) are Benjamin Franklin Bank Capital Trust I and Benjamin Franklin Securities Corp. (collectively, the "Subsidiaries" and, individually, each a "Subsidiary"). Except for the Subsidiaries, the Company, the MHC or the Bank do not, directly or indirectly, control any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. Upon completion of the Conversion, the only direct subsidiary of the Company will be the Bank.

            (x) The consolidated financial statements and the related schedules and notes thereto included in the Registration Statement and the Prospectus present fairly the financial condition, results of operations, changes in retained earnings, equity and cash flows of each of (i) the Company, the MHC, the Bank and the Subsidiaries, and (ii) to the Company's knowledge, Chart Bank and its subsidiaries at the dates indicated and the results of operations, retained earnings, equity and cash flows for the periods specified, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

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            (xi)  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank, Chart Bank or their respective subsidiaries, whether or not arising in the ordinary course of business, (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company, the MHC, the Bank, Chart Bank or their respective subsidiaries, other than those in the ordinary course of business consistent with past practice, which are material with respect to the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, and (C) the capitalization, liabilities, assets, properties and business of the Company, the MHC, Bank and Chart Bank conform in all material respects to the descriptions contained in the Prospectus and none of the Company, the MHC, the Bank or Chart Bank has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus.

            (xii) The MHC has been duly incorporated and is validly existing as a mutual holding company under the laws of the Commonwealth of Massachusetts, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the MHC is duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. Upon completion of the Conversion, the Company will be duly incorporated and validly existing as a corporation under the laws of the Commonwealth of Massachusetts, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company will be duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

            (xiii) Upon completion of the Conversion and the contribution of the Foundation Shares and the issuance of shares of Common Stock to Chart Bank stockholders as merger consideration, all as described in the Prospectus, the authorized, issued and outstanding capital stock of the Company will be in the range as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); no shares of Common Stock or other capital stock of the Company have been or will be issued and outstanding prior to the Closing Time referred to in
      Section 2; at the time of Conversion, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and nonassessable; the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock conform to the requirements of applicable law and regulations; and the issuance of the Securities and the Foundation Shares is not subject to preemptive or other similar rights.

            (xiv) The Bank is a Massachusetts chartered savings bank in stock form and Chart Bank is a Massachusetts-chartered cooperative bank in stock form, in all instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company, the MHC, the Bank, Chart Bank and their respective subsidiaries each has obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application and

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      the Massachusetts Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the MHC, the Bank, Chart Bank and their respective subsidiaries are in all material respects in compliance therewith; none of the Company, the MHC, the Bank, Chart Bank nor any of their respective subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, is the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries; and each of the Bank and Chart Bank is validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise.

            (xv) The deposit accounts of each of the Bank and Chart Bank are insured by the FDIC up to the applicable limits. Upon consummation of the Conversion, the liquidation account for the benefit of eligible accountholders of the Bank will be duly established in accordance with the Plan and the requirements of the Conversion Regulations.

            (xvi) Upon consummation of the Conversion, the authorized capital stock of the Bank will be 2,000,000 shares of common stock, par value $1.00 per share ("Bank Common Stock") and 500,000 shares of preferred stock, par value $1.00 per share ("Bank Preferred Stock"), and the issued and outstanding capital stock of the Bank will be 500,000 shares of Bank Common Stock and no shares of Bank Preferred Stock, and one share of Bank Common Stock and no shares of Bank Preferred Stock have been or will be issued prior to the Closing Time referred to in Section 2; and as of the Closing Time referred to in Section 2, all of the issued and outstanding capital stock of the Bank will be duly authorized, validly issued and fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. The shares of Bank Common Stock issued and to be issued to the Company have been and will have been duly authorized for issuance and are, or, when issued and delivered by the Bank, will be, duly and validly issued and fully paid and nonassessable, and all such Bank Common Stock is and will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and the certificates representing the shares of the Bank Common Stock will conform with the requirements of applicable laws and regulations; the issuance of the Bank Common Stock is not subject to preemptive or similar rights; and there are no other warrants, options or rights of any kind to acquire additional shares of Bank Common Stock or any shares of Bank Preferred Stock.

            (xvii) The Foundation has been duly authorized and incorporated and is validly existing as a non-stock corporation in good standing under the laws of the Commonwealth of Massachusetts with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a bank holding company within the meaning of 12 C.F.R. Section 225.2(c) as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those imposed by the Commissioner; except as specifically disclosed in the Prospectus and the Corporator Statement, there are no agreements and/or understandings, written or oral, between the Company and/or the

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      Bank and the Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares; at the time of the Conversion, the Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and nonassessable; and the issuance of the Foundation Shares is not subject to preemptive or similar rights. The issuance of the Foundation Shares to the Foundation pursuant to the Plan has been registered pursuant to the Registration Statement.

            (xviii) Each subsidiary of the Bank and Chart Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise; the activities of each subsidiary of the Bank and Chart Bank are permitted to subsidiaries of a Massachusetts chartered savings bank by the rules, regulations, resolutions and practices of the Commissioner; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank or Chart Bank, as appropriate, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and there are no warrants, options or rights of any kind to acquire shares of capital stock of any subsidiary of the Bank and Chart Bank.

            (xix) The Company, the MHC, and the Bank each has taken all corporate actions necessary for them to execute, deliver and perform this Agreement, and this Agreement and the Chart Bank Merger Agreement, as applicable, have been duly executed and delivered by, and are the valid and binding agreements of, the Company, the MHC, the Bank and Chart Bank, enforceable in accordance with their respective terms.

            (xx) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Company, the MHC, the Bank and Chart Bank or any subsidiary thereof will have (A) issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which are material in light of the business of the Company, the MHC, the Bank and the Subsidiaries.

            (xxi) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement, the issuance of the Securities and the Foundation Shares or the Chart Bank Merger that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the "blue sky" or state securities laws of various jurisdictions.

            (xxii) None of the Company, the MHC, the Bank, Chart Bank nor any of their respective subsidiaries is in violation of their respective certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws or other written corporate governance requirements or guidelines, including board committee charters; and none of the Company, the MHC, the Bank, Chart Bank nor any of their respective subsidiaries is in

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      default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank, Chart Bank or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Bank, Chart Bank or any of their respective subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, The MHC, the Bank, Chart Bank and their respective subsidiaries; and there are no contracts or documents of the Company, the MHC, the Bank, Chart Bank or any of their respective subsidiaries which are required to be filed as exhibits to the Registration Statement, the Massachusetts Application or the Holding Company Application which have not been so filed.

            (xxiii) The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, the MHC and the Bank and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the MHC, the Bank, Chart Bank or any of their respective subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank, Chart Bank or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Bank, Chart Bank or any of their respective subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries; nor will such action result in any violation of the provisions of the certificate of incorporation, organization certificate, articles of incorporation or charter or bylaws of the Company, the MHC, the Bank, Chart Bank or any of their respective subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

            (xxiv) No labor dispute with the employees of the Company, the MHC, the Bank, Chart Bank or any of their respective subsidiaries exists or, to the knowledge of the Company, the MHC, or the Bank is imminent or threatened; and the Company, the MHC, and the Bank are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise.

            (xxv) Each of the Company, the MHC, the Bank, Chart Bank and their respective subsidiaries have good and marketable title to all properties and assets for which ownership is material to the business of the Company, the MHC, the Bank or the Subsidiaries and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the MHC, the Bank and the Subsidiaries; and all of the leases and subleases material to the business of the Company, the MHC, the Bank, Chart Bank or their respective subsidiaries under which the Company, the MHC, the Bank, Chart Bank, or their respective subsidiaries hold properties, including those described in the Prospectus, are valid and binding agreements thereon, as applicable, in full force and effect, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

            (xxvi) None of the Company, the MHC, the Bank, Chart Bank nor their respective subsidiaries are in violation of any directive from the SEC, the FRB, the Commissioner or any other governmental authority to make any material change in the method of conducting their respective businesses; the Bank and Chart Bank and their respective Subsidiaries have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the SEC, FRB and the Commissioner). Except as set forth in the Prospectus, none of the Company, the MHC, the Bank, Chart Bank nor any of their respective subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a "Regulatory Agreement"), nor has the Company, the MHC, the Bank, Chart Bank or any of their respective subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company, the MHC, the Bank, Chart Bank or any of their respective subsidiaries which, in the reasonable judgment of the Company, the MHC or the Bank, is expected to result in a Material Adverse Effect. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company, the MHC, the Bank, Chart Bank or any of their respective subsidiaries.

            (xxvii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the MHC or the Bank, threatened, against or affecting the Company, the MHC, the Bank, Chart Bank or any of their respective subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Conversion, Chart Bank or the Chart Bank Merger or the performance of this Agreement; all pending legal or governmental proceedings to which the Company, the MHC, the Bank, Chart Bank or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material; and there are no contracts or documents of the Company, the MHC or any of the Subsidiaries which are required to be filed as exhibits to the Registration Statement, the Massachusetts Application or the Holding Company Application which have not been so filed.

            (xxviii) The Company, the MHC and the Bank have obtained opinions of its outside legal and tax counsel, Foley Hoag LLP, respectively, with respect to the legality of the Securities and the Foundation Shares to be issued and the federal income tax consequences of the Conversion, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and neither the Bank (including the Subsidiaries) nor the Company has taken or will take any action inconsistent therewith.

            (xxix) The Company is not and, upon completion of the Conversion and the Offerings and sale of the Common Stock and the application of the net proceeds therefrom, will not be, required to be registered under the Investment Company Act of 1940, as amended.

            (xxx) All of the loans represented as assets on the most recent consolidated financial statements or in selected consolidated financial and other data of the Bank, the MHC and Chart Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part
      226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise.

            (xxxi) To the knowledge of the Company, the MHC and the Bank, with the exception of the intended loan to the Bank's ESOP by the Company to enable the ESOP to purchase shares of Common Stock in an amount of up to 8.0% of the Common Stock issued in the Conversion, including shares contributed to the Foundation, none of the Company, the MHC, the Bank or employees of the Bank has made any payment of funds of the Company, the MHC or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

            (xxxii) To the knowledge of the Company, there are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. ("NASD")) between any member of the NASD and any of the Company's officers or directors except as previously disclosed to the Agent.

            (xxxiii) Each of the Company, the MHC, the Bank, Chart Bank and each of their respective subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in similar industries.

            (xxxiv) Each of the Company, the MHC, the Bank, Chart Bank and each of their respective subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxxv) Each of the Company, the MHC, the Bank, Chart Bank and each of their respective subsidiaries is in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

            (xxxvi) The Company, the MHC and the Bank have not relied on Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.

            (xxxvii) The records of eligible account holders, supplemental eligible account holders and other depositors are accurate and complete in all material respects.

            (xxxiii) Each of the Company, the MHC, the Bank, Chart Bank and each of their respective subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company, the MHC, the Bank or any Subsidiary, respectively, would have any liability; each of the Company, the MHC, the Bank and each Subsidiary has not incurred and does not expect to incur liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company, the MHC, the Bank and any Subsidiary would have any liability that is intended to be qualified under Section 401 (a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (xxxix) None of the Company, the MHC, the Bank, Chart Bank nor their respective subsidiaries nor any properties owned or operated thereby is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, the MHC or the Bank threatened, relating to the liability of any property owned or operated by the Company, the MHC, the Bank, Chart Bank or their respective subsidiaries, under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

            (xl) Each of the Company, the MHC, the Bank, Chart Bank and their respective subsidiaries has filed all federal income and state and local income and franchise tax returns required to be filed and has made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority. The Company, the MHC and the Bank have no knowledge of any tax deficiency which has been asserted or could be asserted against the Company, the MHC, the Bank, Chart Bank or their respective subsidiaries.

            (xli) The Company has received approval, subject to regulatory approval to consummate the Offerings and issuance, to have the Securities and the Foundation Shares listed on the Nasdaq Stock Market effective as of the Closing Time referred to in Section 2 hereof.

            (xlii) The Company has filed a registration statement for the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such registration statement was declared effective concurrent with the effectiveness of the Registration Statement.

            (xliii) The Bank and Chart Bank have established compliance programs to ensure compliance with the requirements of the USA Patriot Act and all applicable regulations promulgated thereunder. Neither the Bank nor Chart Bank is in violation of the USA Patriot Act or any applicable regulations promulgated thereunder, and there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the Company, the MHC and the Bank, threatened regarding the Bank's or Chart Bank's compliance with the USA Patriot Act or any regulations promulgated thereunder.

            (xliv) The Company and Chart Bank are in compliance with the applicable provisions of the Sarbanes-Oxley Act and will comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness.

      (b) Any certificate signed by any officer of the Company, the MHC, the Bank, Chart Bank or their respective subsidiaries and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company, the MHC, the Bank and Chart Bank to the Agent and, for purposes of the opinion to be delivered to the Agent pursuant to Section 5(b)(2) hereof, to the counsel for the Agent as to the matters covered thereby.

      SECTION 2. APPOINTMENT OF RYAN BECK; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

      On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Ryan Beck as its agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities in connection with the Company's sale of Common Stock in the Subscription and Community Offerings and the Syndicated Community Offering. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Ryan Beck accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Ryan Beck pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan or related corporate documents; (ii) reviewing with the Board of Directors the financial and securities marketing implications of the independent appraiser's appraisal of the Common Stock; (iii) reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company, the MHC and the Bank and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting the Company, the MHC and the Bank in obtaining all requisite regulatory approvals; (vi) assisting Bank management in preparing for meetings with potential investors and broker-dealers; and (vii) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

      The appointment of the Agent hereunder shall terminate one year from the date of the engagement, unless terminated earlier by the Company or the Agent upon receipt of written notice to that effect.

      If any of the Securities remain available after the expiration of both the Subscription and Community Offerings, at the request of the Company, the MHC and the Bank and subject to the continued accuracy of the representations and warranties of the Company, the MHC and the Bank set forth herein and compliance with the covenants and conditions set forth herein, Ryan Beck will seek to form a syndicate of registered brokers or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealer's agreement (the "Selected Dealer's Agreement"), substantially in the form set forth in Exhibit A to this Agreement. Ryan Beck will endeavor to limit the aggregate fees to be paid by the Company, the MHC and the Bank under any such Selected Dealer's Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Ryan Beck and Selected Dealers shall not exceed 6.0% of the aggregate purchase price of the Securities sold by such Selected Dealers. Ryan Beck will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objective of the Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall Ryan Beck be obligated to act as a Selected Dealer or to take or purchase any Securities.

      If any of the Securities remain available after the expiration of the Subscription and Community Offering and the Syndicated Community Offering, the Company agrees to offer Ryan Beck the first right to act as lead managing underwriter for the Public Offering. The terms of the Public Offering will be set forth in a separate definitive purchase agreement in a form satisfactory to Ryan Beck and containing customary representations, warranties, conditions, agreements and indemnities, which purchase agreement, when executed, will supersede and replace this Agreement with respect to Securities sold thereunder (the "Purchase Agreement"). This Agreement is not intended to constitute, and should not be construed as, an agreement or commitment between the Company, the MHC, the Bank and Ryan Beck relating to the firm commitment underwriting of any securities, and Ryan Beck may, in its sole judgment and discretion, determine at any time not to proceed with the proposed firm commitment underwriting. Such proposed underwriting will be subject, among other things, to: (i) satisfactory completion by Ryan Beck of such due diligence investigation or inquiries as it may deem appropriate, (ii) approval of the proposed underwriting by Ryan Beck's commitment committee or such other authorization as may be required by its internal procedures, (iii) market conditions, which, in the sole judgment of Ryan Beck, shall be satisfactory, and (iv) the execution and delivery of a definitive Purchase Agreement.

      In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company, the MHC and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

      If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the Boston, Massachusetts offices of Foley Hoag LLP, at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Time."

      The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

      In addition to reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

            (a) One percent (1.0%) of the aggregate price (the "Purchase Price") of the Securities sold in the Subscription and Community Offering, excluding in each case shares purchased by (i) any qualified or non-qualified employee benefit plans of the Company, (ii) by any charitable foundation established by the Bank in connection with the Conversion, (iii) any director or employee of the Company, the MHC or the Bank or members of their immediate families (which term shall mean parents, grandparents, spouse, siblings, children and grandchildren), and
      (iv) any shares issued to Chart Bank stockholders as merger consideration; and

            (b) with respect to any Securities sold by an NASD member firm (including Ryan Beck) under the Selected Dealer's Agreement in the Syndicated Community Offering, (i) the compensation payable to Selected Dealers under any Selected Dealer's Agreement, (ii) any sponsoring dealer's fees; and (iii) a management fee to Ryan Beck of one percent (1.0%). The 1.0% management fee payable to Ryan Beck in connection with the Syndicated Community Offering, along with the fees payable by the Company directly to Selected Dealers, shall not exceed an aggregate of six percent (6.0%) of the Purchase Price of the Securities sold by Ryan Beck and other NASD member firms under such Selected Dealer's Agreement.

      If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Conversion is terminated by the Company, no fee shall be payable by the Company to Ryan Beck; provided, however, that the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses (inclusive of fees and disbursements of counsel) incurred prior to termination up to a maximum of $25,000 for expenses and $75,000 for legal counsel, with no expenses over $2000 without prior approval by the Company. In addition, the Company shall be obligated to pay the fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination.

      All fees payable to the Agent hereunder shall be payable in immediately available funds at the Closing Time, or upon termination of this Agreement, as the case may be.

      SECTION 3. COVENANTS OF THE COMPANY. The Company, the MHC and the Bank covenant with the Agent as follows:

      (a) The Company, the MHC and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Massachusetts Application, the Holding Company Application as may hereafter be required by the Securities Act Regulations or the Conversion Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company, the MHC and the Bank will (i) promptly prepare and file with the SEC a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the SEC a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Company, the MHC and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement or the filing of any supplement to the Prospectus and the filing of any amendment to the Massachusetts Application, (ii) of the receipt of any comments from the Commissioner, the FRB or the SEC with respect to the transactions contemplated by this Agreement, the Plan or the Chart Bank Merger, (iii) of any request by the Commissioner, the FRB or the SEC for any amendment to the Registration Statement, the Massachusetts Application or the Holding Company Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commissioner or the FRB of any order suspending the Offerings, the use of the Prospectus or the Chart Bank Merger or the initiation of any proceedings for that purpose, (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company, the MHC and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) The Company, the MHC and the Bank will give the Agent notice of its intention to file or prepare any amendment to the Holding Company Application, the Massachusetts Application or the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the SEC at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

      (c) The Company, the MHC and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Massachusetts Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

      (d) During the period when the Prospectus is required to be delivered, the Company, the MHC and the Bank will comply, at their own expense, with all requirements imposed upon them by the Commissioner and the FRB by the applicable Conversion Regulations, as from time to time in force, and by the Nasdaq Stock Market, the Securities Act, the Securities Act Regulations, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

      (e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, the MHC and the Bank will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material factor omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company, the MHC and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the MHC and the Bank will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

      (f) The Company, the MHC and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Conversion Regulations may require and as the Agent and the Company have agreed; provided, however, that the Company, the MHC and the Bank shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company, the MHC and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

      (g) The Company authorizes Ryan Beck and any Selected Dealers to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

      (h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

      (i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company, the MHC, the Bank and the Subsidiaries for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

      (j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the SEC under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

      (k) The Company, the MHC and the Bank will conduct the Conversion, including the formation and operation of the Foundation, in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Conversion imposed upon the Company, the MHC or the Bank by the Commissioner or the FRB.

      (l) The Company, the MHC and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "How We Intend to Use the Net Proceeds from the Offering."

      (m) The Company will report the use of proceeds from the Offerings on its first periodic report filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

      (n) The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act. The Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq Stock Market and, once listed on the Nasdaq Stock Market, the Company will comply with all applicable corporate governance standards required by the Nasdaq Stock Market.

      (o) The Company, the MHC and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

      (p) Other than in connection with the Chart Bank Merger or any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities and the Foundation Shares for a period of 180 days following the Closing Time.

      (q) During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7, respectively, none of the Company, the MHC or the Bank shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that this covenant shall be null and void if the FRB, by regulation, policy statement or interpretative release, or by written order or written advice addressed to the Bank or the Agent specifically addressing the provisions of Section 6(a) hereof, permits indemnification of the Agent by the Bank as contemplated by such provisions.

      (r) The Company, the MHC and the Bank will comply with the conditions imposed by or agreed to with the FRB in connection with its approval of the Holding Company Application in connection with their approval or non-objection of, or non-objection to, the Conversion, including those conditions relating to the establishment and the operation of the Foundation; the Company, the MHC and the Bank shall use their best efforts to ensure that the Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Code; the Company, the MHC and the Bank will take no action which will result in the possible loss of the Foundation's tax exempt status; and none of the Company, the MHC or the Bank will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

      (s) The Company shall not deliver the Securities until the Company, the MHC and the Bank have satisfied each condition set forth in Section 5 hereof, unless such condition is waived in writing by the Agent.

      (t) The Company, the MHC or the Bank will furnish to Ryan Beck as early as practicable prior to the Closing Time, but no later than two (2) full business days prior thereto, a copy of the latest available audited consolidated financial statements of the Company, the MHC and the Bank and the Subsidiaries which have been read by Wolf & Company, P.C., as stated in their letters to be furnished pursuant to subsections (e) and (f) of Section 5 hereof.

      (u) The Company will promptly register as a bank holding company under the BHCA, as required.

      (v) Each of the Company, the MHC and the Bank will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the SEC, the Nasdaq Stock Market, the Commissioner and the FRB.

      (w) The Bank will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement.

      (x) The Company, the MHC and the Bank will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

      (y) The Company, the MHC and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof.

      (z) The Company, the MHC and the Bank will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

      (aa) The Company, the MHC and the Bank will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

      (bb) Prior to the Closing Time, the Company, the MHC and the Bank shall have received each approval required to consummate the Chart Bank Merger, and all applicable waiting periods shall have expired.

      SECTION 4. PAYMENT OF EXPENSES. The Company, the MHC and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals relating to the Conversion, the Offerings, and the Chart Bank Merger, (ii) the preparation, printing and filing of the Registration Statement, the Massachusetts Application and the Holding Company Application each as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of the Company's, the MHC's and the Bank's counsel, accountants, appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of
Section 3(g) hereof, including filing fees and the fees and disbursements of the Agent's counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent (in such quantities as the Agent shall reasonably request) of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent (in such quantities as the Agent shall reasonably request), (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Stock Market. In the event the Agent incurs any such fees and expenses on behalf of the Company, the Bank or the MHC, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Company, the MHC or the Bank pursuant to this Section without the prior approval of the Bank.

      The Company, the MHC and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, regardless of whether the Conversion is consummated, including
(i) the filing fees paid or incurred by the Agent in connection with all filings with the NASD, and (ii) all reasonable out of pocket expenses (including legal fees and expenses) incurred by the Agent relating to the filings with the NASD. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company, the MHC or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

      SECTION 5. CONDITIONS OF AGENT'S OBLIGATIONS. The Company, the MHC, the Bank and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the MHC and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the MHC and the Bank made pursuant to the provisions hereof, to the performance by the Company, the MHC and the Bank of their obligations hereunder, and to the following further conditions:

      (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the SEC, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the Commissioner, the FRB or any state securities or Blue Sky authority, and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

      (b)   At the Closing Time, the Agent shall have received:

            (1) The favorable opinion, dated as of the Closing Time, of Foley Hoag LLP, counsel for the Company, the MHC and the Bank, in form and substance satisfactory to counsel for the Agent as to matters set forth in Exhibit B hereto.

            (2) The favorable opinion, dated as of Closing Time, of Luse Gorman Pomerenk & Schick, counsel for the Agent, with respect to the matters set forth on Exhibit C hereto.

            (3)   In giving their opinions required by subsections (b)(1) and
      (b)(2), respectively, of this Section, Foley Hoag LLP and Luse Gorman Pomerenk & Schick shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Foley Hoag LLP and Luse Gorman Pomerenk & Schick may rely as to matters of fact on certificates of officers and directors of the Company, the MHC and the Bank and certificates of public officials, and Luse Gorman Pomerenk & Schick may also rely on the opinion of Foley Hoag LLP.

      (c) At the Closing Time referred to in Section 2, the Company, the MHC and the Bank shall have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, the MHC or the Bank by the FRB or the Commissioner, or any other regulatory authority, other than those which the FRB or the Commissioner permit to be completed after the Conversion.

      (d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank, Chart Bank or their respective subsidiaries, whether or not arising in the ordinary course of business consistent with past practice, and the Agent shall have received a certificate of the Chief Executive Officer and President of the Company, the MHC and of the Bank and the Chief Financial Officer of the Company, the MHC and of the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change; (ii) there shall have been no material transaction entered into by the Company, the MHC, the Bank, Chart Bank or their respective subsidiaries from the latest date as of which the financial condition of the Company, the MHC or the Bank is set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business consistent with past practice, (iii) none of the Company, the MHC or the Bank shall have received from the FRB or the Commissioner any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business affairs, financial condition, results of operations or prospects of the Company, the MHC, the Bank or the Subsidiaries, (iv) the representations and warranties in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) the Company, the MHC and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC and (vii) no order suspending the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the Commissioner and no person has sought to obtain regulatory or judicial review of the action of the Commissioner in approving the Plan in accordance with the Conversion

Regulations nor has any person sought to obtain regulatory or judicial review of the action of the FRB in approving the Holding Company Application.

      (e) At the Closing Time, the Agent shall have received a certificate of the Chief Executive Officer and President of the Company, the MHC and the Bank and the Chief Financial Officer of the Company, the MHC and the Bank, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement and the Prospectus; (ii) based on each of their knowledge, the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; (iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement and the Prospectus fairly present the financial condition and results of operations of the Company, the MHC, the Bank, Chart Bank and their respective subsidiaries as of and for the dates and periods covered by the Registration Statement and the Prospectus; (iv) they are responsible for establishing and maintaining internal controls; (v) they have designed such internal controls to ensure that material information relating to the Company, the MHC, the Bank and the Subsidiaries is made known to them; (vi) they have evaluated the effectiveness of their internal controls; and (vii) they have disclosed to Wolf & Company, P.C. and the audit committee (A) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's, the MHC and the Bank's ability to record, process, summarize, and report financial data, and have identified for the Company's, the MHC's and the Bank's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's, the MHC's and the Bank's internal controls.

      (f) (1) At the time of the execution of this Agreement, the Agent shall have received from Wolf & Company, P.C. a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to the Company, the MHC, the Bank and the Subsidiaries within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the Conversion Regulations and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Wolf & Company, P.C. set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company, the MHC and the Bank and the Subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the Conversion Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under "Selected Consolidated Financial Information of Benjamin Franklin Bancorp" in the Registration Statement and the Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of the Company, the MHC and the Bank and the Subsidiaries or any decrease in consolidated total assets, the allowance for loan losses, total deposits or net worth of the Company, the MHC and the Bank and the Subsidiaries, in each case as compared with the amounts shown in the September 30, 2004 balance sheet included in the Registration Statement or, (D) during the period from September 30, 2004 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Company, the MHC and the Bank and the Subsidiaries, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the MHC, the Bank and the Subsidiaries identified in such letter.

            (2) At the time of the execution of this Agreement, the Agent shall have received from Wolf & Company, P.C. a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to Chart Bank and its subsidiaries within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the Conversion Regulations and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act;
(ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Wolf & Company, P.C. set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of Chart Bank and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the Conversion Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under "Selected Consolidated Financial Information of Chart Bank" in the Registration Statement and the Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of Char Bank and its subsidiaries or any decrease in consolidated total assets, the allowance for loan losses, total deposits or net worth of Chart Bank and its subsidiaries, in each case as compared with the amounts shown in the September 30, 2004 balance sheet included in the Registration Statement or, (D) during the period from September 30, 2004 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank and the Subsidiaries, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause
(iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of Chart Bank and its subsidiaries identified in such letter.

      (g) At Closing Time, the Agent shall have received a letter from Wolf & Company, P.C., dated as of Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

      (h) At Closing Time, the Securities shall have been approved for listing on the Nasdaq Stock Market upon notice of issuance.

      (i) At Closing Time, the Agent shall have received a letter from RP Financial, dated as of the Closing Time, confirming its appraisal.

      (j) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Foundation Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the Foundation Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

      (k) At any time prior to Closing Time, (1) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by order of the SEC or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York authorities.

      SECTION 6. INDEMNIFICATION.

      (a) The Company, the MHC and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

            (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Conversion (including the establishment of the Foundation and the contribution of the Foundation Shares thereto by the Company) or any action taken by the Agent where acting as agent of the Company, the MHC or the Bank or otherwise as described in Section 2 hereof;

            (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Corporator Statement or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company, the MHC or the Bank, which consent shall not be unreasonably withheld; and

            (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information.

      (b) The Agent agrees to indemnify and hold harmless the Company, the MHC, the Bank, their directors, their trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

      (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement unless the failure to so notify materially prejudices the indemnifying party's defense of the action. An indemnifying party may participate at its own expense in the defense of any such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement of any action, proceeding or suit effected without its prior written consent.

      (d) The Company, the MHC and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Bank, the MHC, the Company, its security holders or the Bank's, the MHC's or the Company's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement.

      (e)   In addition to, and without limiting, the provisions of Section
(6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Actor any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the MHC, the Bank, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, the MHC and the Bank jointly and severally agree to reimburse the Agent or such other persons for all reasonable and necessary out-of-pocket expenses incurred by it or them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

      SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the MHC, the Bank and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the MHC or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company, the MHC and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the MHC and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, the MHC and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, the MHC or the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the MHC or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the MHC and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

      SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the MHC or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person, or by or on behalf of the Company, the MHC and the Bank, and shall survive delivery of the Securities.

      SECTION 9. TERMINATION OF AGREEMENT.

      (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC or the Bank, or the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, or (iii) if trading generally on the Nasdaq Stock Market, the American Stock Exchange or the Nasdaq Stock Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company, the MHC or the Bank or the prospective market for the Company's securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent's good faith opinion, the aggregate value for the Securities established by RP Financial is not reasonable or equitable under then prevailing market conditions; or (vii) if the Conversion is not consummated on or prior to [____________].

      (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

      SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at 18 Columbia Turnpike, Florham Park, New Jersey 07932, attention of Chief Executive Officer, facsimile number (973) 549-4034; notices to the Company, the MHC and the Bank shall be directed to either of them at 58 Main Street, Franklin, Massachusetts 02038, attention: Chief Executive Officer.

      SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the MHC and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the MHC and the Bank and their respective successors and the controlling persons and partners, and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the MHC and the Bank and their respective successors, and said controlling persons and partners and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

      SECTION 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated October 13, 2004, by and between the Agent and the MHC and the Bank, relating to the Agent's providing conversion agent services to the Company, the MHC and the Bank in connection with the Conversion. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

      SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed in said state without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

      SECTION 14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company, the MHC and the Bank in accordance with its terms.

                                        Very truly yours,

                                        BENJAMIN FRANKLIN BANCORP,INC.

                                        By: ____________________________
                                             Name:
                                             Title:

                                        BENJAMIN FRANKLIN BANCORP,M.H.C.

                                        By: ____________________________
                                             Name:
                                             Title:

                                        BENJAMIN FRANKLIN BANK

                                        By: ____________________________
                                             Name:
                                             Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

RYAN BECK & CO.

By: _________________________________
     Name:
     Title: